FORM OF

                                 AMENDMENT NO. 2

                                     to the

                          SUB-ADMINISTRATION AGREEMENT

     The Sub-Administration Agreement dated February 15, 1999, as amended, by and among E*TRADE FUNDS, E*TRADE ASSET MANAGEMENT, INC. and INVESTORS BANK & TRUST COMPANY, is hereby further amended as follows:

1.   Appendix A is hereby amended and substituted with the attached  Appendix A.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Sub-Administration Agreement to be duly executed and delivered by their duly authorized officers as of ________ __, 2000.

E*TRADE FUNDS                       E*TRADE ASSET MANAGEMENT, INC.



By:__________________________       By:______________________________
   Name:                               Name:
   Title:                              Title:


                                    INVESTORS BANK & TRUST COMPANY



                                    By:______________________________
                                       Name:
                                       Title:

                                   APPENDIX A

                                     TO THE

                          SUB-ADMINISTRATION AGREEMENT

Portfolios                                         End of Initial Two-Year
Term

E*TRADE S&P 500 Index Fund                         February 3, 2001

E*TRADE Extended Market Index Fund                 August 12, 2001

E*TRADE Bond Index Fund                            August 12, 2001

E*TRADE International Index Fund                   October 22, 2001

E*TRADE Premier Money Market Fund                  _______ __, 2002